SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 13, 2019 (July 9, 2018)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #350

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 9, 2018 RL Port Angeles, LLC completed the sale of the Red Lion Hotel Port Angeles in Port Angeles, Washington to BGP PA, LLC, an Oregon limited liability company (the “Purchaser”). The purchase price for the hotel was $19.5 million, which was paid in cash at closing.

At closing, an affiliate of the Purchaser entered into a franchise agreement with Red Lion Hotels Franchising, Inc., a wholly owned subsidiary of Red Lion Hotels Corporation, to continue to operate the hotel under the Red Lion® brand. The franchise agreement provides for a 10 year term and the payment of monthly royalty and program fees equal to a percentage of the hotel’s gross room revenue. Early termination of the franchise agreement by Red Lion Franchising upon default of the franchisee, or termination of the agreement by the franchisee without cause, will require the franchisee to pay a termination fee.

RL Port Angeles, LLC is a wholly owned subsidiary of RL Venture, LLC. RL Venture, LLC is a variable interest entity in which Red Lion Hotels Corporation holds a 55% interest, and therefore the registrant consolidates the assets, liabilities and results of operations of this entity.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Immediately following the sale of the hotel described in Item 2.01, RL Venture, LLC repaid the remaining outstanding principal balance of $15.6 million under its loan agreement with Pacific Western Bank.

Item 7.01. Regulation FD Disclosure.

A copy of the company’s press release, dated July 13, 2018 announcing the completion of the sale is furnished as Exhibit 99.1 hereto.

Non-GAAP Financial Measures

The following is a reconciliation of pro forma Adjusted EBITDA to amounts previously reported, to reflect (i) the sale of hotels in Eureka, CA, Redding, CA, Boise, ID, Post Falls, ID, Richland, WA, Pasco, WA, and Bend, OR which were previously reported and (ii) the sale of the Port Angeles hotel asset as described in Item 2.01 of this filing:

	Three Months Ended March 31,	Year Ended December 31,
	2018	2017
Adjusted EBITDA from continuing operations – as previously reported	$421	$22,374
Less: Redding, Eureka, Boise, Richland, Pasco, Bend, and Post Falls asset sales	(373)	(7,926)
Less: Asset sold with this filing	(288)	(2,315)

Pro Forma Adjusted EBITDA	$(240)	$12,133

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. We believe it is a useful financial performance measure due to the significance of our long-lived assets and level of indebtedness. Adjusted EBITDA is an additional measure of financial performance. We believe that the inclusion or exclusion of certain special items, such as gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. Refer to our previously filed 10-K for the year ended December 31, 2017 filed on April 2, 2018 and 10-Q for the three months ended March 31, 2018 filed on May 9, 2018 for the reconciliation from net income to adjusted EBITDA and further discussion of Non-GAAP measures.

Item 9.01. Financial Statements and Exhibits.

(b)    Pro Forma Financial Information.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is unaudited pro forma consolidated financial information of the registrant that gives effect to (i) the sale of hotels in Eureka, CA, Redding, CA, Boise, ID, Post Falls, ID, Richland, WA, Pasco, WA and Bend, OR which were previously reported, (ii) the sale of the hotel as described in Item 2.01 of this Form 8-K and (iii) the repayment of principal as required by the registrant’s loan agreement with Pacific Western Bank described in Item 2.04 of this Form 8-K.

Exhibit Number	Exhibit Title or Description

99.1	Press Release dated July 13, 2018

99.2	Unaudited pro forma consolidated financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: July 13, 2018	By:	/s/ Douglas L. Ludwig
Douglas L. Ludwig Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)